Exhibit 4.9

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

SECOND AMENDMENT

TO

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD. (F/K/A VICTORY

ELECTRONIC CIGARETTES CORP.)

6% SENIOR CONVERTIBLE NOTE

THIS SECOND AMENDMENT TO THE ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD. (F/K/A VICTORY ELECTRONIC CIGARETTES CORP.) 6% SENIOR CONVERTIBLE NOTE (the “Second Amendment to the Senior Convertible Note”) is entered into as of August 20, 2014, by and between Electronic Cigarettes International Group, Ltd. (f/k/a Victory Electronic Cigarettes Corp.), a Nevada corporation (the “Company”) and [            ] (“[        ]” or “Holder”).

RECITALS

A. On April 22, 2014, the Company executed and delivered to Holder a certain 6% Senior Convertible Note (the “Original Senior Convertible Note”) in the original principal amount of $24,175,824 (“Original Principal Amount”) and the Company and the Holder executed and delivered a certain Securities Purchase Agreement (the “Original Securities Purchase Agreement”);

B. On June 3, 2014, the Company executed and delivered to the Holder the First Amendment to the Electronic Cigarettes International Group Ltd. (f/k/a Victory Electronic Cigarettes Corp.) 6% Senior Convertible Debenture (the “First Note Amendment” and Original Senior Convertible Note as amended thereby, the “Note”) and the Company and the Holder entered into that certain First Amendment to the Securities Purchase Agreement (the “First SPA Amendment”);

D. On the date hereof, the Holder advanced the Second Tranche to the Company and the Holder and the Company entered into that certain Second Amendment to the Securities Purchase Agreement (the “Second SPA Amendment” and collectively with Original Securities Purchase Agreement and the First SPA Amendment, the “Securities Purchase Agreement”);

D. In connection with the foregoing, the parties hereto therefore agree in accordance with Section 12 of the Note as follows:

NOW, THEREFORE, in consideration of the recitals, the mutual promises, and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.1 Defined Terms. Capitalized Terms used herein but not otherwise defined herein shall have the respective meaning given such terms in the Securities Purchase Agreement.

1.2 Acknowledgment. After giving effect to the payments made pursuant by the Company hereunder, including, without limitation, those payments made pursuant to Section 7 thereof up to August 20, 2014 (but without giving effect to the Second Incremental Loan Closing Date or any Holder Redemption Amounts for August 2014), the parties acknowledge and agree that the aggregate outstanding Principal amount of the Note is $12,771,428.57 and the accrued and unpaid Interest thereon is $41,988.26. More particularly, the outstanding principal amount of the Original Tranche and accrued and unpaid interest thereon is $11,375,824.18 and $37,399.97, respectively, and the outstanding principal amount of the First Tranche and accrued and unpaid interest thereon is $1,395,604.40 and $4,588.29, respectively. In connection with the foregoing, the parties acknowledge and agree that the June 2014, July 2014 and August 2014 Holder Redemptions Amounts reduced the principle amount of the First Tranche. After giving effect to the Second Incremental Loan Closing on the date hereof, the aggregate outstanding Principal amount of the Note shall be $16,368,132.58.

1.3 Amendments to the Note.

(a) On the top of page 1 of the Note the following phrases are hereby deleted:

“Original Issuance Date: April 22, 2014

Original Principal Amount: $31,868,132

No.: 0001”

and replaced by the following:

“Original Issuance Date: April 22, 2014

Original Principal Amount: $43,168,132

No.: 0001”

(b) The first paragraph of the Note is hereby amended and restated in its entirety as follows:

“FOR VALUE RECEIVED, Electronic Cigarettes International Group, Ltd. (f/k/a Victory Electronic Cigarettes Corp.), a Nevada corporation (the “Company”), hereby promises to pay to the order of [        ] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount or so much thereof as shall be become outstanding pursuant to and in accordance with the terms of the Securities Purchase Agreement

(as defined below) (as reduced pursuant to any redemption, conversion or otherwise, in any case, in accordance with the terms hereof, the “Principal”) when due, whether upon (as reduced pursuant the Maturity Date (as defined below)), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Original Issuance Date (the “Issuance Date”), or, in the case of the First Tranche, the Second Tranche or any Acquisition Tranche (as defined below), from the First Tranche Incremental Loan Closing Date, the Second Tranche Incremental Loan Closing Date or the applicable Acquisition Loan Closing Date (each as defined in the Securities Purchase Agreement), as applicable, until the same becomes due and payable, whether upon the Maturity Date or any acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Notes issued pursuant to the Securities Purchase Agreement (collectively, the “Notes” and such other Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 24.”

(c) Paragraph (ii) of Section 2(b) of the Note is hereby amended and restated in its entirety as follows:

“(ii) “Conversion Price” means, as of any Conversion Date (as defined below), with respect to:

(A) the Original Tranche, the lower of (1) $3.76 and (2) the Reset Price (as defined below);

(B) the First Tranche, the lower of (1) $3.76 and (2) the Reset Price;

(C) the Second Tranche, the lower of (1) $5.83 and (2) the Reset Price;

(D) each Acquisition Tranche, the lower of (1) 115% of VWAP on the Trading Day immediately preceding the applicable Acquisition Loan Closing Date and (2) the Reset Price.

In each case of clauses (A), (B), (C) and (D) above, the applicable Conversion Price shall be subject to adjustment as provided in this Note from and after the Closing Date, the First Tranche Incremental Loan Closing Date, Second Tranche Incremental Loan Closing Date or the applicable Acquisition Loan Closing Date, as applicable, except that if the Conversion Price is the Reset Price, from and after the date of the Public Offering.

(iii) “Reset Price” means the price that is equal to 115% of the VWAP of the Common Stock on the Trading Day immediately following the pricing of the first public offering of the Company’s Common Stock pursuant to effective Registration Statement on Form S-1 after the date hereof for gross proceeds of at least $25,000,000 (the “Public Offering”).”

(d) Section 7 of the Note is hereby amended by adding the following as a new paragraph (h) after paragraph (g) thereof:

“(h) At any time following the date hereof, the Holder may require the Company to redeem (the “Special Redemption”) a portion of the outstanding Principal amount of this Note equal to $300,000 (the “Special Redemption Amount”). The Holder shall exercise the Special Redemption by delivering a written notice to the Company (a “Special Redemption Notice”) and the Company shall be obligated to pay the Special Redemption Amount in cash by wire transfer of immediately available funds on the third Trading Day after the date of such Special Redemption Notice; provided, however, that the Holder may convert all or any portion of the Special Redemption Amount pursuant to Section 2 prior to such payment date. The Holder shall have the right to designate in the Special Redemption Notice the Tranche or Tranches to which such Special Redemption Amount shall be applied. For the avoidance of doubt, the Special Redemption is an addition to any other right of the Holder to require the Company to redeem all or any portion of this Note.”

(e) Section 24(z) of the Note is hereby amended and restated in its entirety:

“Securities Purchase Agreement” means that certain securities purchase agreement, dated April 22, 2014, by and among the Company and the initial holders of Notes pursuant to which the Company issued Notes, as may be amended from time to time, as amended by that certain First Amendment to the Securities Purchase Agreement, dated June 3, 2014, by and between [                        ] and the Company and that certain Second Amendment to the Securities Purchase Agreement and Closing Certificate, dated August 18, 2014, by and among the Company, [                        ] and Must Have Limited.”

(f) Section 24(p) of the Note is hereby amended and restated in its entirety:

“Maturity Date” shall mean December 2, 2015; provided, however, that, with respect to the Acquisition Tranches, the Holder may, at its sole option, defer the Maturity Date for the Acquisition Tranches to the first Trading Day of any calendar month subsequent to December 2, 2015 (“Deferral Date”), by delivering one or more written notices to the Company at least three Trading Days prior to any such Deferral Date, until December 1, 2016. Any Deferral Date shall be deemed the Maturity Date unless further deferred by the Holder pursuant to the preceding sentence.”

(g) Section 24(ee) of the Note is hereby amended and restated in its entirety:

“Tranches” means the Original Tranche, the First Tranche, the Second Tranche and each Acquisition Tranche, as applicable (each a “Tranche”).

(h) Section 24 of the Note is hereby amended by inserting a new subsection for each of the following definitions in alphabetical order and re-lettering the subsections of Section 24 sequentially:

“Acquisition Tranche” means each Acquisition Loan advanced pursuant to Section 1.4(b) of the Securities Purchase Agreement.

Section 1.4 Deemed Amendment of Original Senior Convertible Note.

The Note is hereby deemed amended and supplemented to the extent necessary to give effect to the provisions of this Second Amendment to the Senior Convertible Note.

Section 1.5 Note in Full Force and Effect.

Except as specifically amended herein, the Note shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

By:
Name:
Title:

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By:
Name:
Title: